[GRAPHIC OMITTED]
GEHL
                                           Gehl Company      Tel:262/334-9461
                                           143 Water Street  Fax: 262/334-6603
CONTACT:                                   P.O. Box 179      http://www.gehl.com
Kenneth Hahn (investors)                   West Bend, WI 53095-0179
Vice President, Finance & Treasurer        USA
262-334-6632
                                           News Release
Drew Brown/Andrew Cole (media)
Citigate Sard Verbinnen
212-687-8080



               GEHL COMPANY COMMENTS ON OUTLOOK FOR SECOND QUARTER

            Provides Update on Exploration of Strategic Alternatives

            ---------------------------------------------------------

      WEST BEND, WI, June 26, 2001 - Gehl Company (Nasdaq: GEHL), a manufacturer of light construction and agricultural equipment, today announced that based on continuing soft economic conditions and related weakness in the construction equipment market, particularly the steep drop in the telescopic handler market which is down 27% industry-wide through May, the Company expects to report net sales for the second quarter ending June 30, 2001 of $74.5 to $76.0 million and earnings in the range of $.52 to $.57 per diluted share. The Company previously projected net sales of $78.5 to $80.5 million and earnings of $.61 to $.67 per diluted share.

      Gehl reiterated its previous guidance for full year 2001 earnings of $1.52 to $1.62 per diluted share, although it said that results will likely be towards the lower end of the range.

      "While we are seeing some encouraging signs in our agricultural equipment business - and despite holding or gaining market share in a number of product lines across both our construction and agricultural businesses - we continue to be impacted by the slowdown in the economy and the resulting significant decline in industry-wide spending in the light construction equipment market," said William D. Gehl, Chairman, President and CEO. "We are not immune to the industry-wide impacts of lower rental rates for compact construction equipment - particularly telescopic handlers - as well as the adverse effects of the weak Euro on export shipments and a dealer community that is cautious about adding inventory. Although we are lowering our expectations for the current quarter, we believe that we should be able to meet the lower end of previous guidance for the full year."

      "In our agricultural business, we are making solid progress in introducing additional compact construction products to selected Ag equipment dealers, and we are experiencing strong demand for our recently launched round balers. Improved domestic milk prices - which we expect to continue - have also contributed to the strengthening of this business," said Gehl. "As for our construction business, when the market turns upward, we will be well positioned to capitalize on our diverse product mix, the ongoing introduction of new skid loaders and telescopic handlers, and the strength of our dealer distribution network. We remain committed to delivering high quality products to the marketplace and focused on creating value for our shareholders."

Update on Strategic Review Process
----------------------------------

      As announced on May 9, 2001, Gehl is engaged in the process of reviewing its strategic alternatives, including the possible sale of the Company. Numerous U.S. and international entities have expressed interest in pursuing a business combination transaction or other strategic relationship with the Company. Gehl has begun the second stage of the review process, which the Company expects to continue over the next six to eight weeks.

About Gehl Company
------------------

      Gehl Company (Nasdaq: GEHL) is a leading manufacturer of equipment used worldwide in construction and agricultural markets. Founded in 1859, Gehl is headquartered in West Bend, WI, with manufacturing facilities in West Bend, WI; Lebanon, PA; Madison and Yankton, SD; and Owatonna, MN. The Company markets its products under the Gehl(R) and Mustang(R) brand names. Mustang product information is available at www.mustangmfg.com. Gehl Company information is available at www.gehl.com or contact: Gehl Company, 143 Water Street, West Bend, WI 53095 (telephone: 262-334-9461).

Forward Looking Statements
--------------------------

      Gehl Company intends that certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding future market conditions, the review of the Company's strategic alternatives, and the Company's future sales and earnings, are forward-looking statements. When used in this press release, words such as the Company "believes," "expects" or "projects" or words of similar meaning are generally intended to identify forward-looking statements. These forwarding-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, assumptions and other factors, some of which are beyond the Company's control, that could cause actual results to differ materially from those anticipated as of the date of this press release. Factors that could cause such a variance include, but are not limited to, unanticipated changes in general economic and capital market conditions, the Company's ability to implement successfully its strategic initiatives, unanticipated developments related to the Company's review of its strategic alternatives, market acceptance of newly introduced products, the cyclical nature of the Company's business, the Company's and its customers' access to credit, competitive pricing, product initiatives and other actions taken by competitors, disruptions in production capacity, excess inventory levels, the effect of changes in laws and regulations (including government subsidies and international trade regulations), technological difficulties, changes in environmental laws, and employee and labor relations. Shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this release are only made as of the date of this release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. In addition, the Company's expectations for fiscal year 2001 are based in part on certain assumptions made by the Company, including those relating to commodities prices, which are strongly affected by weather and other factors and can fluctuate significantly, housing starts and other construction activities, which are sensitive to, among other things, interest rates and government spending, and the performance of the U.S. economy generally. The accuracy of these or other assumptions could have a material effect on the Company's ability to achieve its expectations.


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